Exhibit 99.1

Cara Therapeutics Announces Proposed Offering of Common Stock

STAMFORD, Conn., March 29, 2017 – Cara Therapeutics, Inc. (Nasdaq: CARA), a biotechnology company focused on developing and commercializing new chemical entities designed to alleviate pain and pruritus by selectively targeting peripheral kappa opioid receptors, today announced that it has commenced an underwritten public offering of $80 million of shares of its common stock. In addition, Cara Therapeutics expects to grant the underwriters a 30-day option to purchase up to $12 million of additional shares of its common stock on the same terms and conditions. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. All of the shares in the offering will be sold by Cara Therapeutics.

The proceeds of the offering are expected to be used to fund the company’s clinical and research development activities, including the completion of the Phase 3 program for I.V. CR845 in uremic pruritus, two Phase 3 trials of I.V. CR845 in acute pain and a Phase 2b trial of oral CR845 in osteoarthritis pain, as well as for working capital and general corporate purposes.

Piper Jaffray & Co. and Stifel are acting as joint book-running managers for the proposed offering.

The offering is being made only by means of a written prospectus forming part of a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC). Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at (800) 747-3924, or by email at prospectus@pjc.com, or from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, or by telephone at (415) 364-2720, or by email at syndprospectus@stifel.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cara Therapeutics

Cara Therapeutics is a clinical-stage biotechnology company focused on developing and commercializing new chemical entities designed to alleviate pain and pruritus by selectively targeting peripheral kappa opioid receptors. Cara is developing a novel and proprietary class of product candidates that target the body’s peripheral nervous system and have demonstrated initial efficacy in patients with moderate-to-severe pain without inducing many of the undesirable side effects typically associated with currently available pain therapeutics.

Forward-Looking Statements

This press release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements deal with future events and are based on Cara Therapeutics’ current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Cara Therapeutics could differ materially from those described in or implied by the statements in this press release. For example, forward-looking statements include statements regarding Cara Therapeutics’ proposed public offering. These forward-looking statements are subject to other risks and uncertainties discussed in Cara Therapeutics’ filings with the SEC; including in the “Risk Factors” section of Cara Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 10, 2017 and subsequent filings with the SEC. Except as otherwise required by law, Cara Therapeutics disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

CORPORATE CONTACT:

Derek Chalmers, Ph.D., D.Sc.

President & CEO

Cara Therapeutics, Inc.

203-406-3700

MEDIA CONTACT:

Annie Starr

6 Degrees

973-415-8838

astarr@6degreespr.com

INVESTOR CONTACT:

Michael Schaffzin

Stern Investor Relations, Inc.

212-362-1200

michael@sternir.com